Exhibit 99.1
ASX / MEDIA RELEASE

Limeade Reports FY22 Results within Guidance: Company Targets Positive
Adjusted EBITDA for FY23

FY22 Highlights:1

•FY22 results are within guidance
◦Revenue of $56.0 million, 1% greater than prior corresponding period (pcp)
◦Adjusted EBITDA2 loss of $7.7 million, 40% greater than pcp
◦Net loss after tax of $13.2 million, 33% greater than pcp
•FY22 CARR3 of $59.5 million, up 5% on pcp
•Focus on operational excellence to ensure profitability and positive operating cash flow
•Cash position of $2.6 million as at 31 December 2022 with $2.5 million drawn and $3.5 million additional available on the Company’s credit facility

FY23 Guidance:

•Revenue: $57 to $59 million
•Adjusted EBITDA: $0.5 to $2.5 million
•Net loss after tax: $5.0 to $7.0 million
•Strategic restructure in January 2023 created $7.0 million in annualized savings; increased focus on North American enterprise Well-Being market

SYDNEY, Australia and Bellevue, Washington. – 1 March 2023 – Limeade (ASX: LME, or the Company), an immersive employee well-being company that creates healthy employee experiences, today announces the full-year financial results for the twelve months ended 31 December 2022 (FY22).

Limeade CEO Henry Albrecht said, “In a market where predicting the short-term and beyond is challenging, we have begun executing a clear operational plan, led by proven professionals, that will increase the value we can deliver to our customers, deliver a more stabilized and sustainable cost structure and set us on a path to positive cashflow.”

Mr Albrecht continued: “The company has shown resilience and focus in challenging times. We achieved CARR growth, led by performance in our core North American enterprise well-being market, while delivering a more modern and engaging technology platform.”

FY22 CARR

Total FY22 CARR of $59.5 million was up 5% on FY21. The components of Limeade CARR and contribution to the FY22 CARR result are as follows:

•Limeade Well-Being4 CARR of $52.2 million, up 5% on the pcp
•Limeade Listening5 CARR of $7.3 million, down 1% on the pcp

The primary drivers of CARR changes during the year were increased customer retention and large new enterprise sales of the Limeade Well-Being platform, including those announced in FY22 with UPMC Health Plan, Marsh McLennan and Tyson Foods.

Overall Net Revenue Retention (NRR)6 was 86% as at 31 December 2022. Limeade Well-Being NRR was 87%, up 8% from FY21 and Limeade Listening NRR was 83%, down 10% from pcp.

Limeade, Inc. │ ARBN 637 017 602 │ 10885 NE 4th Street ∙ Suite 400 ∙ Bellevue ∙ WA 98004

FY22 Revenue

Limeade total revenue for FY22 grew 1% to $56.0 million. The change was due primarily to higher FY22 CARR vs FY21. Limeade recorded FY22 subscription revenue of $54.0 million, or 96% of total revenue, representing an increase of 2% versus the pcp. In FY22 Limeade Well-Being contributed $46.9 million and Limeade Listening contributed $7.1 million of subscription revenue. Other revenue decreased to $2.0 million, related to third-party transactions for gift cards and biometric screenings.

FY22 Gross Profit Margins, Operating Expenses, and Cash Flows

Gross profit margins declined to 69% from 73% in the pcp.

During FY22 the Company used $11.4 million in cash. The primary drivers include $7.3 million related to capitalized software development costs and $6.4 million for operations. These uses were partially offset by a $2.5 million draw on our credit facility.

Limeade closed the FY22 financial year with $2.6 million in cash with $2.5 million drawn on our credit facility and an additional $3.5 million available on the Company’s credit facility.

Customers

The Company ended FY22 with 100 Limeade Well-Being customers and 960 Limeade Listening customers, an increase of 27% on the pcp. The Company added 13 Well-Being customers with an average CARR of $711K and 174 Listening customers with an average CARR of $7K. Overall, Limeade Well-Being customers average $524K CARR and Limeade Listening customers average $10K CARR. The top 20 Limeade customers on average have an average of 23 months remaining on their contracts as at 31 December 2022.

FY23 Outlook

Limeade expects FY23 revenue to increase from FY22, due largely to 5% higher year-end FY22 CARR over FY21. Limeade plans to deliver Adjusted EBITDA positivity in FY23 by focusing on customers, cash and the purpose-driven people driving the company’s innovations.

In January 2023, the Company announced a strategic restructure which we expect will result in $7.0M in annualized cost savings. The Company has implemented additional and successful cost saving measures in FY23 and is committed to careful cost management towards its commitment to positive Adjusted EBITDA for FY23.

The Company expects the restructure and related efforts to result in three-to-five percentage point increases in gross margins in FY23 versus the pcp.

The Company is also committed to returning to cash flow positive or breakeven by the end of FY23 by finding new customers, continuing to delight our existing customers, and controlling our expenses.

__________________________
1 All amounts are expressed in US Dollars unless otherwise stated.
2 Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) excludes one-time expenses and non-cash stock compensation expense. Adj EBITDA is an unaudited value.
2 CARR - Contracted Annual Recurring Revenue is an unaudited value
3 Limeade Well-Being is the name for the common solution that was previously separate solutions called Limeade Well-Being and Limeade EX.
4 Limeade Listening is the name for the solution formerly called Limeade Advanced Listening (TINYpulse).
5 NRR - Defined as CARR at the beginning of the period plus any CARR added in that period through new solution sales to customers who were customers at the beginning of the period (existing customers) or expansion in the number of employees of existing customers; less any reduction in CARR in that period through existing customers who terminate, decide not to renew their subscription or reduce usage of Limeade solutions amongst their employee population, divided by CARR at the beginning of the period. NRR is an unaudited value.
Limeade, Inc. │ ARBN 637 017 602 │ 10885 NE 4th Street ∙ Suite 400 ∙ Bellevue ∙ WA 98004

Investor Call

Henry Albrecht, CEO, Dave Smith, President & COO and Paul Crick, VP Finance will host the conference call commencing at 9.00am Australian Eastern Daylight Time (AEDT) today (2.00pm PT on 28 February 2023), followed by a question-and-answer session.

Details of the webcast and conference call are set out below.

The presentation and audio can be accessed via the webcast link: https://ccmediaframe.com/?id=L3zUJ9Ts

In order to pre-register for the conference call, please follow the link below. You will be given a unique pin number to enter when you call, providing immediate access to the event. https://s1.c-conf.com/diamondpass/10028988-str5e9.html

An audio dial-in facility has been established for the purposes of the meeting, as set out below. Investors are advised to register for the conference in advance by using the Diamond Pass link above to avoid delays in joining the call directly through the operator. Alternatively, investor can elect to dial-in, on the morning of the meeting. Please allow up to 5 minutes for this process.

Conference ID: 10028988

Participant Dial-in Numbers:
Australia Toll Free: 1800 908299
Australia Local: +61 2 9007 8048
New Zealand: 0800 452 795
Canada/USA: 1855 624 0077
Hong Kong: 800 968 273
Japan: 006 633 868 000
China: 108 001 401 776
Singapore: 800 101 2702
United Kingdom: 0800 0511 453

This release dated 1 MARCH 2023 has been authorised for lodgement to ASX by the Board of Directors of Limeade and lodged by Mr Danny Davies, the Limeade ASX Representative.

– ENDS –

Contact Information

Investor Relations / Media (AU)	Media (US)
Dr Thomas Duthy	Ms Amanda Lasko
Nemean Group for Limeade	Marketing Director
thomas.duthy@limeade.com	amanda.lasko@limeade.com
+61 402 493 727	+1 206 227 6907

About Limeade:
Limeade is an immersive employee well-being company that creates healthy employee experiences. Limeade Institute science guides its industry-leading software and its own award-winning culture. Today, millions of users in over 100 countries use Limeade solutions to navigate the future of work. By putting well-being at the heart of the employee experience, Limeade reduces burnout and turnover while increasing well-being and engagement — ultimately elevating business performance. To learn more, visit www.limeade.com

Limeade, Inc. │ ARBN 637 017 602 │ 10885 NE 4th Street ∙ Suite 400 ∙ Bellevue ∙ WA 98004

Forward-Looking Statements:
This press release by Limeade, Inc (“Limeade”, the “Company”, “we”, “us”, or similar terms) contains forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements by terminology such as “believe”, “may”, “will”, “potentially”, “estimate”, “continue”, “anticipate”, “intend”, “could”, “would”, “project”, “target”, “plan”, “expect”, and similar expressions. You should not put undue reliance on any forward-looking statements. There are a significant number of factors that could cause our actual results, performance or achievement to differ materially and adversely from the statements made in this press release, including: competition in our market; our ability to attract new customers and renew and expand sales to existing customers; our ability to effectively introduce enhancements to our platform; our ability to maintain data privacy and security; our ability to effectively manage growth; our ability to expand internationally; unfavorable conditions in our industry and other general market, political, economic, and business conditions, including those related to the continuing impact of COVID-19, heightened inflation and rising interest rates. For more information regarding the risks and uncertainties that could cause actual results, performance, or achievement to differ materially and adversely from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the “Risk Factors” section of our Securities and Exchange Commission (the “SEC”) filings that we may file from time to time, copies of which are available on our website at https://investors.limeade.com and on the SEC’s website at www.sec.gov. You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as at the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect new information or the occurrence of unexpected events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.

Non-GAAP Financial Measures:
Limeade uses certain non-GAAP financial measures in this release. Limeade uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating its ongoing operational performance. Limeade believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures that Limeade uses may differ from measures that other companies may use.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Non-GAAP expenses, measures and net loss per share. Limeade defines non-GAAP sales and marketing, non-GAAP research and development, non-GAAP general and administrative, non-GAAP gross profit, non-GAAP operating loss and non-GAAP net loss as the respective GAAP balances, adjusted for stock-based compensation, amortization of internally developed software and intangible assets, impairment of goodwill and long-lived assets, non-cash expenses related to debt agreements, capitalization of internally developed software, non-recurring costs associated with restructurings, and certain professional fees that the Company has incurred that relate to one-time events. Non-GAAP net loss per share is calculated as non-GAAP net loss divided by the weighted average shares outstanding.

Adjusted EBITDA. Limeade defines Adjusted EBITDA as net loss, adjusted for stock-based compensation expense, depreciation, amortization of internally developed software and intangible assets, capitalization of internally developed software, impairment of goodwill and long-lived assets, benefit from or provision for income taxes, other income, net, non-recurring costs associated with restructurings, and certain professional fees that the Company has incurred in responding to third-party subpoenas that the Company has incurred related to one-time events. These
Limeade, Inc. │ ARBN 637 017 602 │ 10885 NE 4th Street ∙ Suite 400 ∙ Bellevue ∙ WA 98004

amounts are often excluded by other companies to help investors understand the operational performance of their business. The Company uses Adjusted EBITDA as a measurement of its operating performance because it assists in comparing the operating performance on a consistent basis by removing the impact of certain non-cash and non-operating items. Adjusted EBITDA reflects an additional way of viewing aspects of the operations that Limeade believes, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting its business.

Limeade, Inc. │ ARBN 637 017 602 │ 10885 NE 4th Street ∙ Suite 400 ∙ Bellevue ∙ WA 98004

Limeade, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands, except shares and per share data)

	December 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$2,559	$13,939
Accounts receivable, net of allowance for doubtful accounts of $268 and $93, respectively	10,862	8,709
Capitalized sales commissions	716	271
Prepaid expenses and other current assets	6,105	5,433
Total current assets	20,242	28,352
Property and equipment, net	413	441
Capitalized software development costs, net	14,634	8,895
Capitalized sales commissions, net of current portion	1,023	399
Operating lease right-of-use assets	1,236	2,638
Goodwill	8,562	8,562
Intangible assets, net	2,830	3,926
Other non-current assets	411	327
Total assets	$49,350	$53,540

Liabilities and stockholders' equity
Current liabilities
Trade payables	$2,719	$2,058
Accrued expenses and other current liabilities	13,056	10,703
Operating lease liabilities	1,328	1,531
Deferred revenue	16,344	13,528
Customer deposits	3,151	2,578
Revolving Credit Facility	2,450
Acquisition earnout liability	—	110
Total current liabilities	39,048	30,508
Operating lease liabilities, net of current portion	38	1,363
Acquisition earnout liability, net of current portion	—	790
Deferred tax liability	13	10
Total liabilities	39,099	32,671
Commitments and contingencies (Note 9)
Stockholders' equity
Preferred stock (no par value, 10,000,000 shares authorized, zero shares issued and outstanding as of December 31, 2022, and December 31, 2021, respectively)	—	—
Common stock (no par value, 550,000,000 shares authorized, 257,245,284 and 253,621,067 shares issued and outstanding as of December 31, 2022 and 2021, respectively)	—	—
Additional paid-in capital	72,735	70,241
Accumulated other comprehensive income	148	35
Accumulated deficit	(62,632)	(49,407)
Total stockholders' equity	10,251	20,869
Total liabilities and stockholders' equity	$49,350	$53,540
Limeade, Inc. │ ARBN 637 017 602 │ 10885 NE 4th Street ∙ Suite 400 ∙ Bellevue ∙ WA 98004

Limeade, Inc.
Condensed Consolidated Statement of Operations
(Unaudited)
(in thousands, except shares and per share data)

	Three Months Ended December 31,		Year Ended December 30,
	2022	2021	2022	2021
Revenue:
Subscription services	14,287	$13,561	$54,029	$52,172
Other	627	704	1,988	3,024
Total revenue	14,914	14,265	56,017	55,196
Cost of revenue	4,265	4,177	17,210	15,032
Gross profit	10,649	10,088	38,807	40,164
Operating expenses:
Sales and marketing	3,428	4,874	16,903	17,713
Research and development	4,676	5,475	22,062	20,400
General and administrative	3,579	3,042	14,031	11,847
Total operating expenses	11,683	13,391	52,996	49,960
Loss from operations	(1,034)	(3,303)	(14,189)	(9,796)
Other income (expense), net	160	(51)	1,002	(144)
Loss before income taxes	(874)	(3,354)	(13,187)	(9,940)
Income tax benefit (expense)	77	(7)	(38)	(25)
Net loss	(797)	$(3,361)	$(13,225)	$(9,965)
Net loss per share attributable to common stockholders, basic and diluted	$(0.00)	$(0.01)	$(0.05)	$(0.04)
Weighted-average shares of common stock outstanding, basic and diluted	257,048,472	253,148,752	255,366,730	250,356,000
Limeade, Inc. │ ARBN 637 017 602 │ 10885 NE 4th Street ∙ Suite 400 ∙ Bellevue ∙ WA 98004

Limeade, Inc.
Condensed Consolidated Statements of Cash Flow
(Unaudited)
(in thousands)

	Year Ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(13,225)	$(9,965)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	2,996	2,077
Stock-based compensation	2,424	1,887
Non-cash operating lease expense	1,403	1,013
Amortization of capitalized sales commissions	362	47
Change in fair value of acquisition earnout liability	(900)	—
Foreign currency transactions	(24)	35
Other	—	(19)
Changes in operating assets and liabilities
Accounts receivable	(2,155)	713
Prepaid expenses and other current assets	(671)	(1,537)
Capitalized sales commission	(1,430)	(717)
Other non-current assets	(85)	64
Trade payables	661	(2,114)
Accrued expenses and other current liabilities	2,356	1,645
Deferred revenue	2,816	2,389
Customer deposits	565	79
Operating lease liabilities	(1,529)	(805)
Net cash used in operating activities	(6,436)	(5,208)
CASH FLOWS FROM INVESTING ACTIVITIES
Capitalized software development costs	(7,330)	(3,655)
Purchases of property and equipment	(285)	(181)
Cash paid for TINYpulse acquisition	—	(9,091)
Net cash used in investing activities	(7,615)	(12,927)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings (net of issuance costs) under revolving credit facility	2,450	—
Proceeds from exercise of stock options	70	601
Net cash provided by financing activities	2,520	601
Foreign currency effect on cash and cash equivalents	151	(24)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(11,380)	(17,558)
CASH AND CASH EQUIVALENTS
Beginning of period	13,939	31,497
End of period	$2,559	$13,939
SUPPLEMENTAL CASH FLOW DISCLOSURES:
Cash paid for interest	$59	$1
Cash paid for taxes	$22	$28
NON-CASH OPERATING, INVESTING, AND FINANCING ACTIVITIES
Property and equipment included in accounts payable	$16	$2
Fair value of acquisition earnout liability	$—	$900

Limeade, Inc. │ ARBN 637 017 602 │ 10885 NE 4th Street ∙ Suite 400 ∙ Bellevue ∙ WA 98004

Limeade, Inc.
Reconciliation of Non-GAAP Measures
(Unaudited)
(in thousands)

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Gross Profit (GAAP)	$10,649	$10,088	$38,807	$40,164
Plus Stock-based compensation	100	55	382	343
Plus Amortization of internally developed software	402	265	1,591	1,062
Gross Profit (Non-GAAP)	$11,151	$10,353	$40,780	$41,569

Operating Loss (GAAP)	(1,034)	(3,303)	(14,189)	(9,796)
Plus Stock-based compensation	369	265	2,042	1,544
Plus Acquisition-related expenses	—	104	—	455
Plus SEC registration expenses	—	—	1,109	—
Operating Loss (Non-GAAP)	(665)	(3,199)	(11,038)	(7,797)

Net Loss (GAAP)	(797)	(3,361)	(13,225)	(9,965)
Plus Stock-based compensation	469	320	2,424	1,887
Plus Amortization of internally developed software	402	265	1,591	1,062
Plus Acquisition-related expenses	—	104	—	455
Plus SEC registration expenses	—	—	1,109	—
Net Loss (Non-GAAP)	74	(2,992)	(8,101)	(6,561)

Net Loss	(797)	(3,361)	(13,225)	(9,965)
Depreciation	73	59	239	245
Amortization	668	581	2,663	1,733
Provision for income taxes	(77)	7	38	25
Stock-based compensation	469	320	2,424	1,887
Acquisition-related expenses	—	104	—	455
SEC registration expenses	—	—	1,109	—
Write off of earnout liability	—	—	(900)	—
Reduction in force	—	—	100	—
Other income, net	(160)	51	(102)	144
Adjusted EBITDA	176	(2,559)	(7,654)	(5,476)

Revenue (GAAP)	14,914	14,265	56,017	55,196
Purchase accounting adjustment to TINYpulse revenue	—	452	451	947
Adjusted Revenue (Non-GAAP)	14,914	14,717	56,468	56,143
Limeade, Inc. │ ARBN 637 017 602 │ 10885 NE 4th Street ∙ Suite 400 ∙ Bellevue ∙ WA 98004